SECURITIES AND EXCHANGE COMMISSION

                      Washington, DC  20549




                            FORM 8-K

                         CURRENT REPORT



             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


                  Date of Report:  June 2, 1997



                         THE KROGER CO.
     (Exact name of registrant as specified in its charter)


An Ohio Corporation            No. 1-303          31-0345740
(State or other jurisdiction  (Commission File    (IRS Employer
of incorporation)              Number)             Number)


1014 Vine Street
Cincinnati, OH  45201
(Address of principal
executive offices)

Registrant's telephone number:  (513) 762-4000

Item 5.   Other Events
-------   ------------
          On May 28, 1997, The Kroger Co. executed a 364-Day Credit Agreement and a Five-Year Credit Agreement, both among the Company, the Initial Lenders named therein, Citibank, N.A., as Administrative Agent, The Chase Manhattan Bank, as Administrative Agent, First Chicago Capital Markets, Inc., as Syndication Agent, and The Bank of New York, as Documentation Agent. A copy of the 364-Day Credit Agreement is attached hereto as Exhibit 99.1 and a copy of the Five-Year Credit Agreement is attached hereto as Exhibit 99.2.


Item 7.   Financial Statements, Pro Forma Financial Information
-------   -----------------------------------------------------
          and Exhibits
          ------------

          (c)  Exhibits:

               99.1 364-Day Credit Agreement dated May 28, 1997, among the Company, the Initial Lenders named therein, Citibank, N.A., as Administrative Agent, The Chase Manhattan Bank, as Administrative Agent, First Chicago Capital Markets, Inc., as Syndication Agent, and The Bank of New York, as Documentation Agent.

               99.2 Five-Year Credit Agreement dated May 28, 1997, among the Company, the Initial Lenders named therein, Citibank, N.A., as Administrative Agent, The Chase Manhattan Bank, as Administrative Agent, First Chicago Capital Markets, Inc., as Syndication Agent, and The Bank of New York, as Documentation Agent.

                            SIGNATURE
                            ---------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                   THE KROGER CO.





June 2, 1997                       By (Paul Heldman)
                                   ______________________
                                      Paul Heldman
                                      Vice President, Secretary
                                        and General Counsel

                          EXHIBIT INDEX



Exhibit No.                             Exhibit
------------                            -------

99.1 364-Day Credit Agreement dated May 28, 1997, among the Company, the Initial Lenders named therein, Citibank, N.A., as Administrative Agent, The Chase Manhattan Bank, as Administrative Agent, First Chicago Capital Markets, Inc., as Syndication Agent, and The Bank of New York, as Documentation Agent.


99.2 Five-Year Credit Agreement dated May 28, 1997, among the Company, the Initial Lenders named therein, Citibank, N.A., as Administrative Agent, The Chase Manhattan Bank, as Administrative Agent, First Chicago Capital Markets, Inc., as Syndication Agent, and The Bank of New York, as Documentation Agent.